Exhibit 21. Subsidiaries of the Registrant

Name of Subsidiary [State or Country of Incorporation]

Domestic Subsidiaries

Franchise Realty Investment Trust - IL [Maryland]

McD Asia Pacific, LLC [Delaware]

McDonald’s Deutschland, Inc. [Delaware]

McDonald’s Development Italy, Inc. [Delaware]

McDonald’s International Property Company, Ltd. [Delaware]

McDonald’s Real Estate Company [Delaware]

McDonald’s Restaurant Operations Inc. [Delaware]

McDonald’s Restaurants of California, Inc. [California]

McDonald’s Restaurants of Florida, Inc. [Florida]

McDonald’s Restaurants of Georgia, Inc. [Georgia]

McDonald’s Restaurants of Illinois, Inc. [Illinois]

McDonald’s Restaurants of Indiana, Inc. [Indiana]

McDonald’s Restaurants of Maryland, Inc. [Maryland]

McDonald’s Restaurants of Michigan, Inc. [Michigan]

McDonald’s Restaurants of North Carolina, [North Carolina]

McDonald’s Restaurants of Ohio, Inc. [Ohio]

McDonald’s Restaurants of Pennsylvania, Inc. [Pennsylvania]

McDonald’s Restaurants of Texas, Inc. [Texas]

McDonald’s Sistemas de Espana, Inc. [Delaware]

McDonald’s System of France Inc. [Delaware]

McDonald’s USA, LLC [Delaware]

Foreign Subsidiaries

Anhui McDonald’s Restaurant Food Company Limited [China]

Closed Joint Stock Company “Moscow-McDonald’s” [Russia]

Dalian McDonald’s Restaurants Food Company Limited [China]

Dongguan Maichang Food Company Limited [China]

Dongguan Maihua Food Company Limited [China]

Golden Arches Finance of Canada L.P. [Canada]

Golden Arches of France [France]

Guangdong Sanyuan McDonald’s Food Company Limited [China]*

Henan McDonald’s (Restaurants Food) Company Limited [China]

Hunan McDonald’s (Restaurants Food) Company Limited [China]

Jiangmen McDonald’s Restaurant Food Company Limited [China]

Limited Liability Company “McDonald’s” [Russia]

Marmacona A.G. [Switzerland]*

Max Pasley Enterprises Limited [Canada]

McD Europe Franchising S.à r.l. [Luxembourg]

McDonald’s (China) Company Limited [China]

McDonald’s (Tianjin) Foods Company Limited [China]

McDonald’s (Xiamen) Foods Development Company Limited [China]

McDonald’s Australia Limited [Australia]

McDonald’s France S.A. [France]

McDonald’s France Services SARL [France]

McDonald’s GmbH [Germany]

McDonald’s Immobilien GmbH [Germany]

McDonald’s Nederland B.V. [Netherlands]

McDonald’s Ouest Parisien [France]

McDonald’s Paris Sud SARL [France]

McDonald’s Real Estate LLP [United Kingdom]

McDonald’s Restaurants (Fuzhou) Foods Company Limited [China]

McDonald’s Restaurants (Hong Kong) Limited [Hong Kong, China]

McDonald’s Restaurants (New Zealand) Limited [New Zealand]

McDonald’s Restaurants (Shenzhen) Company Limited [China]

McDonald’s Restaurants (Wuhan) Foods Company Limited [China]

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McDonald’s Restaurants Limited [United Kingdom]

McDonald’s Restaurants of Canada Limited [Canada]

McDonald’s Suisse Development Sàrl [Switzerland]

McDonald’s Suisse Franchise Sàrl [Switzerland]

McDonald’s Suisse Holding Sàrl [Switzerland]

McDonald’s Suisse Restaurants Sàrl [Switzerland]

Nanjing McDonald’s Restaurants Foods Company Limited [China]

Partage SAS [France]*

Pomepi SAS [France]*

Qingdao McDonald’s (Restaurants Food) Company Limited [China]

Restaurantes McDonald’s, S.A. [Spain]

Shandong McDonald’s (Restaurants Food) Company Limited [China]

Shanghai McDonald’s Food Company Limited [China]

Shenyang McDonald’s (Restaurants Food) Company Limited [China]

Sichuan McDonald’s Restaurants Food Company Limited [China]

Svenska McDonald’s AB [Sweden]

Wuxi McDonald’s Restaurants Food Company Limited [China]

Zhejiang McDonald’s Restaurants Food Company Limited [China]

Zhongshan McDonald’s Food Company Limited [China]

The names of certain subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary. These include, but are not limited to: McDonald’s APMEA, LLC [Delaware]; McDonald’s Europe, Inc. [Delaware]; McDonald’s International, LLC [Delaware]; McDonald’s Latin America, LLC [Delaware]; and other domestic and foreign, direct and indirect subsidiaries of the registrant.

[ ]	Brackets indicate state or country of incorporation and do not form part of corporate name.

*	This subsidiary is not wholly owned by the registrant.

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